EXHIBIT 10.7

                              AMENDMENT NO. 6 TO
                             BUSINESS LOAN AGREEMENT



     This Amendment No. 6 ("the Amendment") dated as of March 8, 1999 is between Bank of America, NT&SA (the "Bank") and Gardenburger, Inc. (the "Borrower").

                                    RECITALS:

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of April 28, 1998, which has been subject to five previous amendments (as so amended, the "Agreement").

     B. The Bank and Borrower desire to further amend the Agreement.

     C. Borrower is in default of its covenants to Bank respecting its leverage and current ratio, and is without additional availability under the Line of Credit to fund its current liquidity needs.

     D. The $5,000,000 Reserve facility is due in full.

     E. In consideration of the promises of Borrower and the plant trust deed (defined below) and subject to the conditions stated below, Bank is willing to amend the Agreement to accommodate the Borrower's current liquidity needs.

                                   AGREEMENTS:

     The Bank and the Borrower agree as follows:

          1. The recitals are true.

          2. Capitalized terms not defined in this Amendment shall have the meaning given them in the Agreement.

          3. To amend subparagraph 1.1(a) to strike the text introduced in Amendment No. 1 and substitute the following: $19,500,000.

          4. To amend subparagraph 1.1(b) by substituting the following for the entire text, as amended:

               "(b) the sum of

                    (i) 70% of the balance due on Acceptable Receivables; and

                    (ii) 50% of the value of Acceptable Inventory consisting of finished goods; and

                    (iii) $5,100,000.


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                    In determining the value of Acceptable Inventory to be
                    included in the Borrowing Base, the Bank will use the lowest of (i) the Borrower's cost, (ii) the Borrower's estimated market value, or (iii) the bank's independent determination of the resale value of such inventory in such quantities and on such terms as the Bank deems appropriate.

               (c) Less a reserve of $500,000 for payroll through March 11, 1999.

          5. To amend subparagraph 1.2A to strike "July 1, 1999" and substitute "3/19/99" as the Expiration Date.

          6. To amend subparagraph 1.3A(a) to insert at the end thereof "plus 1.0%."

          7. To amend subparagraphs 1.7A and 1.8A to strike "1.0" in the second lines thereof and substitute "4.0."

          8. To delete paragraph 2 in its entirety.

          9. Borrower agrees to pay, upon the execution of this Amendment, a fee of $25,000.

          10. Subparagraph 4.2 is amended by substituting the following text for the present text:

               "4.2 Real Property. The Borrower's obligations to the Bank under this Agreement will be secured by deeds of trust covering:

                    (a) 166th and Airport Way, Portland, Oregon, 97203; and

                    (b) 1005 S.E. Washington, Portland, Oregon, 97214

          11. Borrower represents that it has a net worth in excess of $4,000,000.

          12. The Bank agrees to forbear enforcement of its remedies through March 19, 1999, for the Borrower's breach of its covenants respecting its leverage and current ratio.

          13. In addition to any terms respecting payment, the Borrower agrees to pay to the Bank 100% of the net proceeds of all sales of assets. Net proceeds for the purpose of this provision means the gross proceeds of the sale of an asset or assets less the costs of such sale consisting of Seller's reasonable attorneys' fees, transfer taxes, closing costs payable by the Borrower, and the cost of satisfaction of liens prior to the Bank's liens.

          14. That any advance by Bank hereunder shall be conditioned on the provision by the Borrower to the Bank of a Borrowing Certificate in form and content satisfactory to the Bank consistent with paragraph 4 above.

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          15. The Borrower releases all claims and cause of action against the
     Bank of every kind and nature, whether known or unknown in tort or in contract.

          16. The Borrower acknowledges and agrees that the Bank has not committed to extend any borrowing facility beyond March 19, 1999, and retains the unfettered discretion to refrain from extending any accommodation to the Borrower beyond the accommodations provided herein.

          17. Except as amended herein, all provisions of the Loan Agreement, as previously amended, remains in full force and effect.

          18. This Amendment supercedes all prior agreements and discussions not specifically incorporated herein, and incorporates and integrates all prior agreements of the parties.

          19. NOTICE: UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THAT BANK TO BE ENFORCEABLE.

          20. The Agreement remains in full force and effect without modification except as contained in amendments executed by both parties.



BANK OF AMERICA, NT&SA               GARDENBURGER, INC.

By: /s/Ed Kluss                      By:  /s/Richard C. Dietz
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